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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, except for Note 9, as to which the date is March 31, 1998 and Note 7, as to which the date is September 25, 1998 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-65117) and related Prospectus of Broadcom Corporation to be filed on October 14, 1998.


                                          /s/  Ernst & Young LLP

Orange County, California

October 12, 1998